                                                                   EXHIBIT 99.44

                         SEMIANNUAL SERVICER CERTIFICATE
                              AS OF AUGUST 31, 2003

      Pursuant to Section 4.01(d)(iii) of the Securitization Property Servicing Agreement, dated as of March 9, 2001 (the "Agreement"), between The Detroit Edison Company, as servicer and The Detroit Edison Securitization Funding LLC, the Servicer does hereby certify, for the current Payment Date, as follows:

      Capitalized terms used herein have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

1. ESTIMATED SB CHARGE PAYMENTS AND AGGREGATE AMOUNTS AVAILABLE FOR THE CURRENT PAYMENT DATE:

      i.    Amount Remitted - March 2003                                                  $   18,599,631
      ii.   Amount Remitted - April 2003                                                      13,549,209
      iii.  Amount Remitted - May 2003                                                        13,724,047
      iv.   Amount Remitted - June 2003                                                       13,833,599
      v.    Amount Remitted - July 2003                                                       13,434,274
      vi.   Amount Remitted - August 2003                                                     12,006,639
                                                                                          --------------
      vii.  Total Amount Remitted for this Period (sum of i. through vi. above)           $   85,147,399
      viii. Net Earnings on Collection Account (accrued February thru July 31, 2003)             439,274
      ix.   Expenses Paid to Date (February thru July 31, 2003)                                   88,277
                                                                                          --------------
      x.    General Subaccount Balance (sum of vii. and viii. above minus ix.)            $   85,498,396
      xi.   Reserve Subaccount Balance *                                                      15,245,745
      xii.  Overcollateralization Subaccount Balance                                           1,250,000
      xiii. Capital Subaccount Balance                                                         8,750,000
                                                                                          --------------
      xiv.  Collection Account Balance (sum of x. through xiii. above)                    $  110,744,141
                                                                                          ==============

2.    OUTSTANDING PRINCIPAL BALANCE AS OF PRIOR PAYMENT DATE BY TRANCHE:

      i.    Class A-1 Principal Balance Outstanding Securitization Bond                   $            0
      ii.   Class A-2 Principal Balance Outstanding Securitization Bond                      179,037,815
      iii.  Class A-3 Principal Balance Outstanding Securitization Bond                      322,791,421
      iv.   Class A-4 Principal Balance Outstanding Securitization Bond                      406,722,416
      v.    Class A-5 Principal Balance Outstanding Securitization Bond                      326,236,780
      vi.   Class A-6 Principal Balance Outstanding Securitization Bond                      390,671,263
                                                                                          --------------
      vii.  Total Securitization Bond Principal Balance                                   $1,625,459,695
                                                                                          ==============

* Includes a $1,597,427 transfer from the final reconciliation of Detroit Edison's "Cost to Redeem Debt & Equity" account.

3.    REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:

A)    PROJECTED PRINCIPAL BALANCES AND PAYMENTS

                                                                       Projected
                                                                    Principal Balance     Principal Due
                                                                    -----------------     --------------
      i.    Class A-1 Securitization Bond                           $               0     $            0
      ii.   Class A-2 Securitization Bond                                 138,526,094         40,511,721
      iii.  Class A-3 Securitization Bond                                 322,791,421                  0
      iv.   Class A-4 Securitization Bond                                 406,722,416                  0
      v.    Class A-5 Securitization Bond                                 326,236,780                  0
      vi.   Class A-6 Securitization Bond                                 390,671,263                  0
                                                                    -----------------     --------------
      vii.  Total Required Principal Amount                         $   1,584,947,974     $   40,511,721
                                                                    =================     ==============

B)    REQUIRED INTEREST PAYMENTS

                                                 Securitization         Days in
                                                 Bond Interest         Applicable
                                                     Rate                Period            Interest Due
                                                 --------------     -----------------     --------------
      i.    Class A-1 Securitization Bond                 5.180%           180            $            0
      ii.   Class A-2 Securitization Bond                 5.510%           180                 4,932,492
      iii.  Class A-3 Securitization Bond                 5.875%           180                 9,481,998
      iv.   Class A-4 Securitization Bond                 6.190%           180                12,588,059
      v.    Class A-5 Securitization Bond                 6.420%           180                10,472,201
      vi.   Class A-6 Securitization Bond                 6.620%           180                12,931,219
                                                                                          --------------
      vii.  Total Required Interest Amount                                                $   50,405,969
                                                                                          ==============

C)    PROJECTED SUBACCOUNT PAYMENTS AND LEVELS

            Subaccount                                               Projected Level    Funding Required
            ----------                                               ---------------    ----------------
      i.    Capital Subaccount                                       $     8,750,000    $              0
      ii.   Overcollateralization Subaccount                               1,562,500             312,500
                                                                     ---------------    ----------------
      iii.  Total Subaccount Payments and Levels                     $    10,312,500    $        312,500
                                                                     ===============    ================

4.    ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO SECTION
      8.02 OF INDENTURE:

A)    SEMIANNUAL EXPENSES

            Net Expense Amount (Payable on current Payment Date)
      i.    Trustee Fees and Expenses                                                   $             0
      ii.   Semiannual Total of Servicing Fee                                                    437,500
      iii.  Semiannual Administration Fee                                                        125,000
      iv.   Operating Expenses (subject to $100,000 cap)                                               0
                                                                                        ----------------
      v.    Total Expenses                                                              $        562,500
                                                                                        ================

B)    SEMIANNUAL INTEREST

                                                                                            Aggregate
                                                                                        ----------------
      i.    Class A-1 Securitization Bond                                               $              0
      ii.   Class A-2 Securitization Bond                                                      4,932,492
      iii   Class A-3 Securitization Bond                                                      9,481,998
      iv.   Class A-4 Securitization Bond                                                     12,588,059
      v.    Class A-5 Securitization Bond                                                     10,472,201
      vi.   Class A-6 Securitization Bond                                                     12,931,219
                                                                                        ----------------
      vii.  Total Semiannual Interest                                                   $     50,405,969
                                                                                        ================

C)    SEMIANNUAL PRINCIPAL

                                                                                           Aggregate
                                                                                        ----------------
      i.    Class A-1 Securitization Bond                                               $              0
      ii.   Class A-2 Securitization Bond                                                     40,511,721
      iii   Class A-3 Securitization Bond                                                              0
      iv.   Class A-4 Securitization Bond                                                              0
      v.    Class A-5 Securitization Bond                                                              0
      vi.   Class A-6 Securitization Bond                                                              0
                                                                                        ----------------
      vii.  Total Semiannual Principal                                                  $     40,511,721
                                                                                        ================

D)    OTHER PAYMENTS

      i.    Operating Expenses (in excess of $100,000)                                  $              0
      ii.   Funding of Series Capital Subaccount (to required amount)                                  0
      iii.  Funding of Series Overcollateralization Subaccount (to required level)               312,500
      iv.   Withdrawal from Reserve Subaccount                                                 6,294,293

5. OUTSTANDING PRINCIPAL BALANCE AND COLLECTION ACCOUNT BALANCE AS OF CURRENT PAYMENT DATE (AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH DISTRIBUTION DATE):

A)    PRINCIPAL BALANCE OUTSTANDING:

      i.    Class A-1 Principal Balance Outstanding Securitization Bond                 $              0
      ii.   Class A-2 Principal Balance Outstanding Securitization Bond                      138,526,094
      iii.  Class A-3 Principal Balance Outstanding Securitization Bond                      322,791,421
      iv.   Class A-4 Principal Balance Outstanding Securitization Bond                      406,722,416
      v.    Class A-5 Principal Balance Outstanding Securitization Bond                      326,236,780
      vi.   Class A-6 Principal Balance Outstanding Securitization Bond                      390,671,263
                                                                                        ----------------
      vii.  Total Securitization Bond Principal Balance                                 $  1,584,947,974
                                                                                        ================

B)    COLLECTION ACCOUNT BALANCES OUTSTANDING:

      i.    Series Capital Subaccount                                                   $      8,750,000
      ii.   Series Overcollateralization Subaccount                                            1,562,500
      iii.  Reserve Subaccount                                                                 8,951,452
                                                                                        ----------------
      iv.   Total Subaccount Amount                                                     $     19,263,952
                                                                                        ================

6.    SUBACCOUNT BALANCES AS OF CURRENT PAYMENT DATE (IF APPLICABLE, PURSUANT TO
      SECTION 8.02 OF INDENTURE):

      i.    Series Capital Subaccount                                                   $      8,750,000
      ii.   Series Overcollateralization Subaccount                                            1,562,500
      iii.  Reserve Subaccount                                                                 8,951,452
                                                                                        ----------------
      iv.   Total Subaccount Balances                                                   $     19,263,952
                                                                                        ================

7. SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT PAYMENT DATE (IF APPLICABLE):

A)    SEMIANNUAL INTEREST SHORTFALL

      i.    Class A-1 Securitization Bond                                               $              0
      ii.   Class A-2 Securitization Bond                                                              0
      iii   Class A-3 Securitization Bond                                                              0
      iv.   Class A-4 Securitization Bond                                                              0
      v.    Class A-5 Securitization Bond                                                              0
      vi.   Class A-6 Securitization Bond                                                              0
                                                                                        ----------------
      vii.  Total Semiannual Interest Shortfall                                         $              0
                                                                                        ================

B)    SEMIANNUAL PRINCIPAL SHORTFALL

      i.    Class A-1 Securitization Bond                                               $              0
      ii.   Class A-2 Securitization Bond                                                              0
      iii   Class A-3 Securitization Bond                                                              0
      iv.   Class A-4 Securitization Bond                                                              0
      v.    Class A-5 Securitization Bond                                                              0
      vi.   Class A-6 Securitization Bond                                                              0
                                                                                        ----------------
      vii.  Total Semiannual Principal Shortfall                                        $              0
                                                                                        ================

8.    SHORTFALLS IN REQUIRED SUBACCOUNT LEVELS AS OF CURRENT DISTRIBUTION DATE:

      i.    Series Capital Subaccount                                                   $              0
      ii.   Series Overcollateralization Subaccount                                                    0
                                                                                        ----------------
      iii.  Total Subaccount Shortfalls                                                 $              0
                                                                                        ================

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semiannual Servicer Certificate this 26th day of August 26, 2003.

                                     THE DETROIT EDISON COMPANY, as Servicer



                                     By: /s/ Peter B. Oleksiak
                                         ---------------------------------------
                                     Name:  Peter B. Oleksiak
                                     Title:    Director and Assistant Controller



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